INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Charter One Financial, Inc. on Form S-8 of our report dated January 22, 2002, appearing in the Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 2001.

/s/ Deloittte & Touche LLP

Cleveland, Ohio
May 1, 2002